EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made as of the 15th day of November 2002, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Cedar Knolls, New Jersey (the "Company"), and Carl Wolf residing at 627 Inwood Lane, South Orange, New Jersey 07079 (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company is engaged in the audio book club, old time radio and spoken audio digital download businesses; and

      WHEREAS, the Company desires to employ the Executive; and

      WHEREAS, the Executive is willing to commit himself to serve and to establish a minimum period during which he will serve the Company on the terms and conditions herein provided.

      NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

      1. Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

      2. Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

      3. Term. The employment of the Executive by the Company as provided in
Section 2 shall commence on November 15, 2002 and end on November 14, 2004 (the "Term"), subject, however, to the termination provisions contained herein.

      4. Position and Duties. The Executive shall be employed by the Company as Co-Chairman of the Company and, if the Company's current Chairman resigns or no longer serves in such capacity, as Chairman of the Company. His power and authority shall be and remain subject to the direction and control of the Board of Directors. The Executive shall have general strategic oversight of the business and affairs of the Company. During the Term, the Executive shall be required to devote a minimum of 20 hours per week (determined by averaging the number of hours devoted over any fiscal quarter) in the performance of his duties and the Company's and its subsidiaries' business and affairs.

      5. Compensation and Related Matters.

            (a) Salary. During the Term of this Agreement, the Company shall pay to the Executive, as compensation for his services while employed by the Company, an annual salary of


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$135,000 in equal semi-monthly installments in arrears on the 15th and last day of each month during the first twelve months of the Term of this Agreement.

            (b) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

            (c) Stock Options. The Executive will receive stock options to acquire Five Hundred Seventy Thousand (570,000) shares of Common Stock in the Company pursuant to and in accordance with the Company's 2001 Stock Incentive Plan. Options with respect to Two Hundred Eighty Five Thousand (285,000) shares shall immediately vest and be exercisable commencing one (1) year from the date of this Agreement and expires on the six (6) year anniversary of the date of this Agreement at a price per share of $1.25; options with respect to Two Hundred Eighty Five Thousand (285,000) shares shall immediately vest and be exercisable commencing two (2) years from the date of this Agreement and expire on the seven (7) year anniversary of the date of this Agreement at a price per share equal to $3.25. Such options will be on the terms and conditions as more specifically provided for in the Company's Stock Option Plan and a Stock Options Agreement dated as of the date hereof between the Company and the Executive in the form of Exhibit A hereto.

            (d) Registration Statement. The Company will file with the Securities and Exchange Commission a registration statement on Form S-8 on or before November 14, 2003 covering the shares of Common Stock issuable upon the exercise of the stock options granted to the Executive pursuant to Section 5(c) above.

      6. Termination by the Company or the Executive. The Executive's employment hereunder may be terminated by the Company or the Executive without any breach of this Agreement under the circumstances described below.

            (a) Death. The Executive's employment hereunder shall terminate upon his death.

            (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from or unable to perform his duties hereunder for a consecutive period of sixty (60) days and after notice of termination is given (which may be given before or after the end of such sixty (60) day period but which will in no event be effective until, at the earliest, the day following the sixtieth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

            (c) Cause. The Company, in its sole discretion, may terminate the Executive's employment under this Agreement at any time for "Cause". For purposes of this Agreement, the term "Cause" shall mean one or more of the following: (i) gross negligence or gross misconduct of the Executive, (ii) failure by the Executive to perform his duties, as contemplated by this Agreement, which failure is not cured within thirty (30) days after written notice is given to the Executive by the Company, (iii) conduct which constitutes a crime or offense involving breach of professional ethics, misuse or misappropriation of money or other property, moral turpitude, a felony of any type or


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alcohol or drug abuse, or (iv) the Executive's material breach of this
Agreement, which breach is not cured within thirty (30) days after written notice is given to the Executive by the Company, except that Executive shall not have an opportunity to cure a breach of Section 7 of this Agreement. The termination shall be evidenced by written notice thereof to the Executive.

            (d) Early Termination. Executive's employment under this Agreement shall automatically terminate on November 14, 2003 unless, prior to such date, the Company's Board of Directors, by the affirmative vote of at least 75% of the number of directors comprising the Board of Directors (provided that the Executive's vote shall not be counted as an affirmative vote), shall determine that the Executive's employment shall continue until the expiration of the Term.

            (e) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not less than fifty percent (50%) of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive Without Cause upon twenty (20) days' prior written notice to the Executive. For purposes of this Agreement, the term "Without Cause" shall mean termination by the Company on any grounds other than those set forth in Sections 6(a), (b) or (c) hereof.

            (f) Executive Termination. The Executive may terminate his employment hereunder for any reason upon thirty (30) days prior written notice to the Company.

            (g) Good Reason. The Executive may terminate his employment hereunder for Good Reason upon thirty (30) days prior written notice to the Company, provided that the Executive must first give the Company written notice, setting forth in reasonable detail the alleged basis for resignation for Good Reason (defined below), and the Company shall thereupon have the right to cure such Good Reason within such thirty (30)-day period. If the Good Reason is of a non-monetary nature and the Company has commenced the cure within the thirty
(30)-day period, it will have an additional thirty (30)-day period to cure. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on one or more of the following:
(i) without the Executive's consent, a material reduction made by the Company in the Executive's functions, duties or responsibilities, (ii) without the Executive's consent, the Company requires the Executive to work in an office on a permanent basis which is more than 35 miles from the location of the Company's current principal executive office (unless such relocation is to a location closer to the Executive's residence), it being understood that travel to another city to work in an office, on a non-permanent basis, of a subsidiary or affiliate of the Company or of a company acquired by, merged with or transferred to the Company is not considered relocation to work on a permanent basis, as such pertains to this paragraph or (iii) the Company's material breach of this Agreement; provided however, that any actions taken by the Company to accommodate a disability of the Executive or pursuant to the Family and Medical Leave Act shall not be a "Good Reason" for purposes of this Agreement.

            (h) Severance Pay. In the event that (i) the Company has terminated the Executive's employment under this Agreement "Without Cause" within six months following a "Change of Control" (defined below) or (ii) the Executive has resigned for "Good Reason", then the Executive will be entitled to receive severance pay equal to the lesser of (A) the balance of his base salary for the unexpired period of his two (2) year employment Term, payable to the Executive in equal semi-


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monthly payments at Executive's regular pay rate immediately prior to the termination until such amount is paid in full, or (B) one (1) year base salary, payable to the Executive in equal semi-monthly payments at Executive's regular pay rate immediately prior to the termination, resignation or Change of Control over the following one (1) year. In the event of any other termination of Executive's employment, then the Company shall pay to the Executive (a) the balance of his accrued and unpaid annual salary through the date of termination and (b) any unreimbursed expenses approved by the Company.

            (i) Change of Control. For purposes of this Agreement, a Change of Control" shall be deemed to occur, unless previously consented to in writing by the Executive, and only if the Executive is not offered continued employment under terms substantially similar to this Agreement, upon (i) the actual acquisition of fifty percent (50%) or more of the voting securities of the Company by any company or entity or affiliated group of companies or entities (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company) not affiliated with the Executive or Norton Herrick and/or any of their affiliates or family members, (ii) the completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive or Norton Herrick, (iii) the completion of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group (other than a group which includes Norton Herrick and/or any of his affiliates or family members) conducting the proxy contest owns, has or gains the power to vote at least fifty percent (50%) of the voting securities of the Company, or
(iv) a merger or consolidation in which the Company is not the surviving entity or a sale of all or substantially all of the assets of the Company.

      7. Non-Competition and Confidentiality Covenant.

            (a) During the Term of this Agreement and for a period of two (2) years immediately following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, (i) engage or participate in any activities which are competitive with the Company, and its subsidiaries including the audiobook, old-time radio and spoken audio digital download businesses and any businesses which are acquired by, merged with or transferred to the Company (the "Business"), (ii) solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer, consultant or employee of the Company or its subsidiaries, for the purpose of engaging in the Business or
(iii) solicit, engage or hire any individual who is then employed or was employed by the Company or its subsidiaries or is then a consultant or was a consultant for the Company or its subsidiaries.

            (b) The Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company or its subsidiaries; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company or a subsidiary of the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive


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will not use such information to the detriment of the Company and its subsidiaries or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment. Confidential information shall not include information generally available to the public.

      8. Indemnification. To the maximum extent permitted under the corporate laws of the State of Florida, (a) the Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws for any and all actions taken or matters undertaken, directly or indirectly, in the performance of his duties and responsibilities under this Agreement or otherwise on behalf of the Company, provided the Executive did not act wantonly or recklessly or was not grossly negligent or engaged in willful misconduct, and (b) without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, when and as incurred, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current Prime Rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

      9. Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation which is a successor-in-interest to the Company.

      10. Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been


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duly given when delivered personally, or the next business day if sent by private overnight courier, or on the third business day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                To the address at the head of this Agreement

If to the Company:                  MediaBay, Inc.
                                    2 Ridgedale Avenue
                                    Suite 300
                                    Cedar Knolls, New Jersey 07927
                                    (973) 539-9528

or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

      11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey (except that the corporate laws of the State of Florida shall be applicable with respect to Section 8 hereof) and any action brought by either party shall be commenced in the courts of the State of New Jersey. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States of America located in Morris County and Essex County, New Jersey for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

      12. Miscellaneous

            (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing. Any (i) amendment or modification to this Agreement or other action taken by the Corporation (including entering into a new agreement), in either case, which increases the compensation payable to the Executive, as salary, bonus or otherwise, or provides for the grant of any stock option, restricted stock award, deferred stock award or other stock-based award to the Executive or (ii) or amendment, modification, waiver, termination or cancellation of this Section 12(a), must be approved by (a) the affirmative vote of the compensation committee of the Board of Directors of the Company and (b) the affirmative vote of at least 75% of the number of directors comprising the Board of Directors (provided that the Executive's vote shall not be counted as an


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affirmative vote). Notwithstanding any termination of this Agreement, this
Section 12(a) shall not be terminated unless expressly provided for in such termination.

            (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

      13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      14. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be effective and binding as originals.

      15. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

                                      "COMPANY"

Date Signed: November 15, 2002        MEDIABAY, INC., a Florida
                                      corporation

                                      By:           /s/ John F. Levy
                                                    ----------------------------
                                      Printed Name: John F. Levy
                                      Title:        Executive Vice President and
                                                    Chief Financial Officer


                                      "EXECUTIVE"

Date Signed: November 15, 2002        /s/ Carl Wolf
                                      --------------------
                                      Carl Wolf


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